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                                                                      Exhibit 16

Office of Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

June 6, 2002

Dear Sir or Madam:

We have read the first four paragraphs of Item 4 included in Form 8-K dated June 4, 2002, of Mothers Work, Inc. filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,


ARTHUR ANDERSEN LLP


cc: Edward M. Krell, Senior Vice President - Chief Financial Officer
    Mothers Work, Inc.